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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT


                  Employee:  MOSHE GUY         ID. No. _______________

                  This Agreement is entered into as of February 25, 1999 by and between Summit Design (EDA), Ltd., an Israeli corporation (hereinafter "EDA"), a wholly owned subsidiary of Summit Design, Inc., a Delaware corporation (hereinafter "Summit"), and the above referenced employee (hereinafter "Guy ").

1.       EMPLOYMENT AND DUTIES:

         EDA hereby employs Guy to serve and perform for Summit and EDA in the role of President of EDA and Chief Technology Officer of Summit, reporting to the Chief Operating Officer or President or Chief Executive Officer of Summit. Guy agrees to perform the duties of this position to the best of his ability, and to devote full time and attention to the transaction of Summit's and EDA's business.

2.       TERM:

         (a) This Agreement shall have a term of four (4) years, unless sooner terminated in accordance with subsections 2(b) and/or 2(c) below. Both parties acknowledge that the employment created herein is employment-at-will, and may be terminated with or without cause under the terms stated herein.

         (b) Notwithstanding the foregoing, this Agreement may be immediately terminated by EDA in the event (i) that Guy resigns or willfully abandons the duties of his position, (ii) Guy engages or becomes engaged in any criminal or unethical practice which the Board determines is detrimental or harmful to the good name, goodwill, or reputation of Summit or EDA, or which does or could adversely effect the interests of Summit and EDA or (iii) of Guy's death or disability.

         (c) In the event that this Agreement is terminated by EDA for any reasons other than those specified in paragraph 2(b) or in the event Summit and/or EDA has required (in writing) Guy to perform in any role that does not include President of EDA without Guy's consent (in writing), then

                  (i) EDA shall pay Guy his then-current monthly Base Salary plus the Fringe Benefits described in Sections 7(b)(i), (ii) and (iii), each for a total of fifteen
                           (15) months minus any amount and period provided for by Managers Insurance (bituach menahalim) as defined in Section 7(b). This total period is



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                           the ("Severance Period"). Notwithstanding the
                           foregoing, as a condition precedent to Guy receiving these monthly payments and benefits, Guy must execute the Settlement Agreement in the form attached hereto as ANNEX A and the seven (7) day revocation period referenced in Section 7 thereof shall have expired.

                  (ii) In addition, the unvested portion of the stock option granted to Guy on February 25, 1999 exercisable for 100,000 shares of Summit's Common Stock shall automatically accelerate and such option shall be fully exercisable. Notwithstanding the foregoing, if it is determined by Summit's independent public accountants that the grant of the option or the acceleration of the vesting of the option would preclude accounting for a transaction as a pooling of interests for financial accounting purposes, the granting of the option or this acceleration provision, as the case may be, shall be null and void.

         (d) It is agreed that in no way does the entering into this Agreement cause a break in Guy's employment continuity at EDA (the start date of which is as set forth in Guy's employment agreement with EDA attached as Exhibit (A)), and until Guy is no longer employed by EDA, his employment shall be considered continuous under Israeli law.

3.       COMPENSATION:

         In consideration of the services to be performed by Guy, EDA agrees to pay Guy a base salary of 721,800 New Israeli Schekels per year ("Base Salary") and Fringe Benefits as defined in Section 7(b). EDA agrees to review Guy's Base Salary at least once a year.

         In addition, Guy shall receive the following:

         (a) Annual bonus of up to 25% of Guy's Base Salary, as determined by the terms of Summit's executive bonus plan to be adopted by the Board.

         (b) All cash compensation provided under this Agreement shall be subject to usual withholding and payroll taxes as required by Israeli law.

4.       CONFIDENTIALITY:

         Guy acknowledges that certain customer lists, design work and related information, equipment, computer software, and other proprietary products and information, whether of technical or non technical nature, including but not limited to schematics, drawings, models, photographs, sketches, blueprints, printouts, and program listing of Summit and its subsidiaries, collectively referred to as "Technology," were and will be designated and developed by Summit and its subsidiaries at great expense and over lengthy period of time, are secret and confidential, are unique and constitute the exclusive property and trade secrets of Summit and its subsidiaries, and the use or disclosure of such Technology, except in


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         accordance with and under the provisions of this or any other written agreements between the parties, would be wrongful and would cause irreparable injury to Summit and its subsidiaries.

         Guy therefore agrees that he will not, at any time, without the express written consent of Summit and its subsidiaries, publish, disclose or divulge to any person, firm or corporation any of the Technology, nor will Guy use, directly or indirectly, for Guy's own benefit or the benefit of any other person, firm or corporation, any of the Technology, except in accordance with this Agreement or other written agreements between the parties.

5.       INVENTIONS:

         All original written material including programs, charts, schematics, drawings, tables, tapes, listings and technical documentation which are prepared partially or solely by Guy in connection with employment by EDA, shall belong exclusively to EDA.

6.       RETURN OF DOCUMENTS:

         Guy acknowledges that all originals and copies of records, reports, documents, lists, plans, drawings, memoranda, notes, and other documentation related to the business of Summit or its subsidiaries or containing any confidential information of Summit or its subsidiaries shall be the sole and exclusive property of Summit or its subsidiaries, as appropriate, and shall be returned to Summit or its subsidiaries, as appropriate, upon the termination of employment for any reason whatsoever, or upon the written request of Summit or its subsidiaries.

7.       COMPLIANCE:

         (a) Guy agrees to comply with all written employment policies, guidelines and procedures of EDA, as contained in an employment manual, including revisions and additions thereto.

         (b) Exhibit (A) hereunder represents a previous employment agreement between Guy and EDA. Paragraphs relating to definitions of work hours, fringe benefits, conflict of interests and non-competition are in force and are not being canceled or modified by this agreement (excluding the automatic release of the Managers Insurance as specified hereunder).

         "Fringe Benefits" is defined as follows:

                  (i) MANAGERS INSURANCE (BITUACH MENAHALIM): 5% pension fund into "Managers Insurance" policy (Guy is required to invest 5% into the same fund from his monthly base salary); 8 1/3% severance fund into "Managers Insurance" policy.

                           It is agreed that Guy will be entitled to all funds (including earnings) accrued in the "Managers Insurance" policy in any event that this Agreement is


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                           terminated either by EDA or by Guy. The policy
                           belongs only to Guy and will automatically be released to Guy once the employment agreement is terminated without the need of a written release letter from EDA.

                  (ii) 7.5% into Educational Fund (keren hishtalmut) (Guy is required to contribute 2.5% into the same fund or else this 7.5% are added to his base salary).

                  (iii)    A company car.

                  (iv) Up to 30 days of sick leave per year (with doctor's written approval).

                  (v) 22 vacation days per year, accrued up to 2 years (44 days).

                  (vi) Annual recreational grant (Dmei Havra'a) as specified in Exhibit (A).

8.       INJUNCTION:

         In addition to other legal rights and remedies, Summit and its subsidiaries shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief of any actual or threatened violation of any term hereof without requirement of bond, as well as an equitable accounting of all profits or benefits arising out of such violation.

9.       WAIVER:

         The waiver of either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

10.      DISPUTES:

         The legal relations of the parties hereunder, and all other matters hereunder, shall be governed by the laws of Israel. Unresolved disputes shall be resolved in a court of competent jurisdiction in Israel, and all parties hereto consent to the jurisdiction of such court.

11.      ENTIRE AGREEMENT:

         This Agreement in conjunction with the paragraphs in the agreement attached as Exhibit A specifically referred to herein constitute the entire agreement between the parties hereto, and fully supersede any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof. Without limiting the generality of the foregoing, the employment agreement dated as of July 1, 1997 between EDA and Guy is superseded in all respects by this Agreement. No modification of amendment hereof is effective unless in writing and signed by both parties.


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         In WITNESS WHEREOF, the parties have executed this Agreement as of the date first herein above written.

         "EMPLOYER:         Summit Design (EDA), Ltd. an Israel Corporation


                            By:   _____________________________________________

                                  Name: _______________________________________

                                  Title:_______________________________________


                            By:   _____________________________________________

                                  Name: _______________________________________

                                  Title:_______________________________________



      "EMPLOYEE":           ___________________________________________________

                                     Moshe Guy


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